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              FORM OF SHARED SERVICES AND OFFICE SPACE AGREEMENT

1. PARTIES. This Shared Services and Office Space Agreement (this "Agreement") is entered into by AMERICAN GENERAL HOSPITALITY, INC., a Texas Corporation ("AGHI"), and AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation (the "Company").

2. PREMISES. AGHI hereby grants to the Company the right to share certain office space located at 3860 Northwest Highway, Suite 300, Dallas, Texas 75220 (the "Premises"), together with the nonexclusive right to use the common areas and facilities of the Premises as made available by AGHI from time to time to other occupants of the Premises. The Premises may be occupied only for general office use.

3. TERM. The term will commence on the date of this Agreement and will continue until such time that any of the parties hereto provides the other party with thirty (30) days prior written notice to terminate this Agreement on such date provided in such notice and thereafter there shall be no further obligation of the parties hereto except that the Company shall continue to be responsible for all obligations incurred but unpaid prior to termination.

4. SERVICES. AGHI will furnish the Company copying, local and long distance telephone service, facsimile communications, office supplies, reception, administrative services, and use of conference rooms, kitchens, and other facilities and services available to AGHI's own officers and employees generally and all other services and amenities necessary to operate the Company's proposed business (collectively, the "Services") on substantially the same basis and to substantially the same extent as provided by AGHI to its own officers and employees.

5. RENT. For as long as this Agreement remains in effect, on or before the first day of each calendar month, the Company shall pay to AGHI in advance for the use of the Premises and for the Services, without deduction, setoff, notice, or demand and at such place as AGHI designates from time to time, the sum of eight thousand five hundred eighty and thirty-three cents ($8,583.33). On or about the beginning of each calendar year (or at other times if there is a material change in the Company's utilization of the use of the Premises and the Services), AGHI may, by written notice to the Company, adjust the amount of the monthly installments of rent payable for use of the Premises and for the Services to reflect AGHI's reasonable estimate of the actual cost of providing the use of the Premises and the Services. AGHI shall provide the Company with the opportunity to review and verify the reasonableness of such estimates.

6.   MISCELLANEOUS.

     (a)  Assignment. The Company may assign its rights and obligations
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          hereunder in whole or in part to one or more affiliates of the
          Company.

     (b)  Governing Law. This Agreement shall be interpreted, governed and
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          enforced under the laws of the State of Texas (regardless of its or any other jurisdiction's choice of law principles).

     (c)  Waiver. Failure by either party to insist upon strict adherence to any
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          one or more of the covenants and restrictions in this Agreement, on one or more occasions, shall not be construed as a waiver, nor deprive that party of the right to require strict compliance with the same thereafter.

     (d)  Amendment. No amendments hereto, or waivers or releases of obligations
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          or liabilities hereunder, shall be effective unless agreed to in writing by all parties hereto.

     (e)  Severability. If any term, provision, covenant or restriction of this
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          Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

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     unenforceable, the remaining covenants and restrictions of this Agreement shall remain in full force and effect and in no way be affected, impaired or invalidated.

(f)  Counterparts.  More than one counterpart of this Agreement may be executed
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     by the parties hereto, and each fully executed counterpart shall be deemed an original.

(g)  No Benefit to Others. The representations, warranties, covenants and
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     agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns and they shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.


                                       AMERICAN GENERAL HOSPITALITY, INC


                                       By:   _________________________________
                                             Name:
                                             Title:



                                       AMERICAN GENERAL HOSPITALITY CORPORATION


                                       By:   _________________________________
                                             Name:
                                             Title: